UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2022

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended June 30, 2022, of $1,999,000, a decrease of $862,000 from the same period the prior year.  Earnings per share for the second quarter of 2022 were $.42 compared to $.60 for the prior year second quarter.  For the six months ended June 30, 2022, net income totaled $6,124,000, a decrease of $268,000, or 4.2%, from the same period the prior year.  Earnings per share were $1.29 for the first six months of 2022 versus $1.34 for the first six months of 2021.  Return on average assets and return on average equity were .98% and 8.87%, respectively, for the first half of 2022, compared to 1.06% and 9.39%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “OVBC has had an active quarter.  We are set to open our newest Ohio Valley Bank location in Ironton later this summer.  The office will expand our footprint into Lawrence County, Ohio, as well as keep us on the path to continue growing as a strong, independent community bank. We have also been involved in local county fairs this summer and are proud to continue our support of these wonderful community events.  OVB’s 150th anniversary celebration has also continued with our locations hosting special customer appreciation events along with monthly cash giveaways.  Although market conditions continue to be very challenging, our associates at Race Day Mortgage are now offering lending services in additional states across the country.  As we continue to grow, our goal of enhancing the communities we serve remains steadfast.”

For the second quarter of 2022, net interest income increased $338,000, and for the six months ended June 30, 2022, net interest income increased $280,000 from the same respective periods last year.  Contributing to the increase in net interest income was the growth in average earning assets.  For the six months ended June 30, 2022, average earning assets increased $39 million from the same period the prior year.  The increase was partly due to average securities, which increased $58 million from the first half of last year in relation to higher average deposit balances.  Partially offsetting the growth in securities was the $14 million decrease in average loan balances.  The decrease in average loans was related to SBA Paycheck Protection Program (PPP) loans.  As of the first quarter of 2022, all PPP loans have been paid off.  As a result, the average balance of PPP loans decreased $24 million and the corresponding interest and fees on PPP loans decreased $697,000 for the first half of 2022, as compared to the same period last year.  The earnings contribution from the higher balance of earning assets was partially offset by a decrease in the net interest margin.  For the six months ended June 30, 2022, the net interest margin was 3.58%, compared to 3.65% for the same period the prior year.  The decrease was attributable to the higher relative balances maintained in securities, which generally yield less than loans.  With the actions taken by the Federal Reserve to increase interest rates during the first half of 2022, the net interest margin has responded positively.  On a linked quarter basis, the net interest margin increased to 3.64% for the second quarter of 2022 versus 3.51% for the first quarter of 2022.

For the three months ended June 30, 2022, the provision for loan losses totaled $813,000, an increase of $786,000 from the same period last year.  The quarterly provision for loan loss expense was primarily associated with quarter-to-date net charge-offs of $868,000, of which, $613,000 was related to a single loan relationship.  For the six months ended June 30, 2022, the provision for loan losses was negative $313,000, a decrease of $288,000 from the same period last year.  The negative provision for loan loss expense experienced during the first half of 2022 was due to a decrease in certain economic risk factors, such as the level of classified and criticized loans and the partial release of the COVID reserve.  These improvements contributed to lower general reserves, which more than offset the year-to-date net charge-offs of $956,000 and the increase in specific reserves on collateral-dependent, impaired loans of $287,000.  The allowance for loan losses was .60% of total loans at June 30, 2022, compared to .78% at December 31, 2021 and .80% at June 30, 2021.  The ratio of nonperforming loans to total loans improved to .46% at June 30, 2022, compared to .56% at December 31, 2021 and .77% at June 30, 2021.

For the three months ended June 30, 2022, noninterest income totaled $2,636,000, an increase of $130,000 from the same period last year, which was attributable to service charges on deposit accounts.  For the six months ended June 30, 2022, noninterest income totaled $6,356,000, an increase of $511,000 from the same period last year.  The increase in year-to-date noninterest income was due to a $358,000 increase in service charges on deposit accounts, an $89,000 increase in interchange income on debit and credit card transactions, and a $90,000 increase in mortgage banking income in relation to our new mortgage company, Race Day Mortgage.

For the three months ended June 30, 2022, noninterest expense totaled $10,023,000, an increase of $726,000 from the same period last year.  For the six months ended June 30, 2022, noninterest expense totaled $19,811,000, an increase of $1,327,000, or 7.2%, from the same period last year.  The Company’s largest noninterest expense, salaries and employee benefits, increased $404,000 as compared to the second quarter of 2021 and increased $704,000 as compared to the first half of 2021.  The increase was primarily related to the staffing of Race Day Mortgage and to annual merit increases.  Further contributing to higher noninterest expense was software expense, professional fees and data processing.  For the three months and six months ended June 30, 2022, software expense increased $122,000 and $176,000, respectively, from the same periods last year.  The increase was partly due to software platforms utilized by Race Day Mortgage.  Professional fees increased $71,000 during the second quarter of 2022 and increased $130,000 during the first half of 2022, compared to the same periods in 2021.  Professional fees were impacted by higher accounting fees associated with additional audit requirements.  For the six months ended June 30, 2022, data processing expense increased $125,000 from the same period last year due to higher credit and debit card transaction volume.

The Company’s total assets at June 30, 2022 were $1.254 billion, an increase of $4 million from December 31, 2021.  During the first half of 2022, the Company deployed a portion of the heightened cash balance into higher yielding earning assets.  Since December 31, 2021, loan balances have increased $39 million, which was largely related to funding a warehouse line of credit for a mortgage lender.  In addition, the securities portfolio increased $16 million.  These increases were funded by a $58 million decrease cash and cash equivalents.  At June 30, 2022, total deposits increased $13 million and shareholders’ equity decreased $9 million from year end 2021.  The decrease in shareholders’ equity was related to recording the fair value adjustment for securities classified as available-for-sale.  Based on the increase in market rates during the first half of 2022, the fair value of securities decreased $13 million on an after-tax basis.

Ohio Valley Banc Corp. common stock is traded on The NASDAQ Global Market under the symbol OVBC.  The Company owns The Ohio Valley Bank Company, with 16 offices in Ohio and West Virginia; Loan Central, Inc. with six consumer finance offices in Ohio; and Race Day Mortgage, Inc., an online consumer direct mortgage company.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) impacts from the coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; (ii) the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; (iii) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (iv) competitive pressures;  (v) fluctuations in interest rates; (vi) the level of defaults and prepayment on loans made by the Company; (vii) unanticipated litigation, claims, or assessments; (viii) fluctuations in the cost of obtaining funds to make loans; (ix) regulatory changes; and (x) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.  Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
PER SHARE DATA
Earnings per share	$0.42	$0.60	$1.29	$1.34
Dividends per share	$0.36	$0.21	$0.57	$0.42
Book value per share	$27.78	$29.12	$27.78	$29.12
Dividend payout ratio (a)	85.89%	35.14%	44.35%	31.46%
Weighted average shares outstanding	4,771,774	4,787,446	4,766,453	4,787,446

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$154	$188
Dividends reinvested under
dividend reinvestment plan (c)	$710	$437	$1,225	$862

PERFORMANCE RATIOS
Return on average equity	5.87%	8.32%	8.87%	9.39%
Return on average assets	0.63%	0.92%	0.98%	1.06%
Net interest margin (d)	3.64%	3.58%	3.58%	3.65%
Efficiency ratio (e)	75.33%	72.41%	73.03%	70.16%
Average earning assets (in 000's)	$1,174,755	$1,157,040	$1,171,081	$1,131,654

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Six months ended
(in $000's)	June 30,		June 30,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$10,020	$10,562	$19,818	$21,127
Interest and dividends on securities	969	604	1,775	1,137
Interest on interest-bearing deposits with banks	232	33	285	61
Total interest income	11,221	11,199	21,878	22,325
Interest expense:
Deposits	507	799	1,026	1,682
Borrowings	161	185	309	380
Total interest expense	668	984	1,335	2,062
Net interest income	10,553	10,215	20,543	20,263
Provision for loan losses	813	27	(313)	(25)
Noninterest income:
Service charges on deposit accounts	595	390	1,153	795
Trust fees	86	70	167	142
Income from bank owned life insurance and
annuity assets	195	200	469	448
Mortgage banking income	220	186	455	365
Electronic refund check/deposit fees	135	135	675	675
Debit / credit card interchange income	1,177	1,173	2,312	2,223
Gain on other real estate owned	0	0	7	1
Tax preparation fees	50	55	738	749
Other	178	297	380	447
Total noninterest income	2,636	2,506	6,356	5,845
Noninterest expense:
Salaries and employee benefits	5,683	5,279	11,253	10,549
Occupancy	424	465	902	932
Furniture and equipment	279	269	545	565
Professional fees	498	427	987	857
Marketing expense	229	268	458	536
FDIC insurance	88	79	170	158
Data processing	688	660	1,360	1,235
Software	556	434	1,059	883
Foreclosed assets	36	8	37	22
Amortization of intangibles	10	14	20	27
Other	1,532	1,394	3,020	2,720
Total noninterest expense	10,023	9,297	19,811	18,484
Income before income taxes	2,353	3,397	7,401	7,649
Income taxes	354	536	1,277	1,257
NET INCOME	$1,999	$2,861	$6,124	$6,392

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	June 30,	December 31
	2022	2021
ASSETS
Cash and noninterest-bearing deposits with banks	$14,942	$14,111
Interest-bearing deposits with banks	79,152	137,923
Total cash and cash equivalents	94,094	152,034
Certificates of deposit in financial institutions	1,873	2,329
Securities available for sale	193,617	177,000
Securities held to maturity (estimated fair value: 2022 - $9,037; 2021 - $10,450)	9,735	10,294
Restricted investments in bank stocks	7,265	7,265
Total loans	870,252	831,191
Less: Allowance for loan losses	(5,214)	(6,483)
Net loans	865,038	824,708
Premises and equipment, net	20,742	20,730
Premises and equipment held for sale, net	432	438
Other real estate owned, net	15	15
Accrued interest receivable	2,940	2,695
Goodwill	7,319	7,319
Other intangible assets, net	44	64
Bank owned life insurance and annuity assets	37,750	37,281
Operating lease right-of-use asset, net	1,116	1,195
Other assets	11,906	6,402
Total assets	$1,253,886	$1,249,769

LIABILITIES
Noninterest-bearing deposits	$346,144	$353,578
Interest-bearing deposits	727,210	706,330
Total deposits	1,073,354	1,059,908
Other borrowed funds	18,484	19,614
Subordinated debentures	8,500	8,500
Operating lease liability	1,116	1,195
Other liabilities	19,862	19,196
Total liabilities	1,121,316	1,108,413

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2022 - 5,465,707 shares issued; 2021 - 5,447,185 shares issued)	5,465	5,447
Additional paid-in capital	51,722	51,165
Retained earnings	104,110	100,702
Accumulated other comprehensive income	(12,061)	708
Treasury stock, at cost (693,933 shares)	(16,666)	(16,666)
Total shareholders' equity	132,570	141,356
Total liabilities and shareholders' equity	$1,253,886	$1,249,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	July 27, 2022	By:	/s/Larry E. Miller
Larry E. Miller President and Chief Executive Officer